Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated February 27, 2007, relating to the financial statements of Oceanaut, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Roseland, New Jersey

February 28, 2007